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                                                                   Exhibit 10.52

                      MANUFACTURING AND PURCHASE AGREEMENT

This MANUFACTURING AND PURCHASE AGREEMENT ("Agreement") is entered into as of February 21, 2003 ("Effective Date") by and between Brocade Communications Systems, Inc., a Delaware corporation with a place of business at 1745 Technology Drive, San Jose, California 95110 ("Brocade"), on the one hand, and Solectron Corporation, a Delaware corporation with an office at 847 Gibraltar Drive, Milpitas, CA 95035, and its subsidiaries and affiliates, including but not limited to Solectron Technology Singapore Ltd., Solectron Technology Sdn Bhd, and Solectron Netherlands BV(collectively, "Solectron"), on the other hand (each a "Party" and collectively the "Parties").

1.       Definitions.

         1.1 "Ancillary Technology" means all test programs and consigned equipment and related fixtures provided to Solectron by Brocade.

         1.2 "Brocade Technology" means the Technology and all Derivatives thereof (a) provided by Brocade to Solectron pursuant to this Agreement, or (b) developed by Brocade or Solectron pursuant to this Agreement; provided, however, that such Technology is not Solectron Technology.

         1.3 "Brocade Vendors" means third party producers and suppliers that have been specified by Brocade in writing (a) on Brocade's approved vendor list ("Brocade AVL") as provided by Brocade to Solectron and as updated by Brocade from time to time, and (b) as the source of certain FRUs and/or components to be used by Solectron in the manufacture of the Products.

         1.4 "Solectron Vendors" means any Brocade Vendors, which are also included on Solectron's preferred supplier list ("Solectron PSL"). The version of the Solectron PSL existing as of the Effective Date is attached as Exhibit F. This Solectron PSL may be modified from time to time without amending Exhibit F or this Agreement.

         1.5 "Derivative" means: (a) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (b) for patentable or patented material, any improvement thereon; and (c) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected under copyright, patent and/or trade secret laws.

         1.6 "Solectron Technology" means the Technology [*], which are (a) developed by Solectron prior to entering into this Agreement, and (b) developed independently by Solectron.

         1.7 "Intellectual Property Rights" means copyright rights, trademark rights (including, without limitation, trade names, trademarks, service marks, and trade dress), patent rights, trade secrets, moral rights, right of publicity, goodwill and all other intellectual property rights as may exist now and/or hereafter come into existence and all renewals and extensions thereof, arising under the law of the United States or any state, country or other jurisdiction.

         1.8 "Joint Technology" means any (a) Technology that is first conceived or reduced to practice by one or more of Solectron's employees with one or more of Brocade's employees; provided in the case of a patentable invention that a party's contribution will meet the requirements for joint invention under United States law, or (b) joint work of authorship fixed in a tangible medium of expression prepared

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by one or more of Solectron's employees with one or more of Brocade's employees with the intention that their contributions be merged into inseparable or interdependent parts of a unitary whole.

         1.9 "Products" means the Brocade products and FRUs identified on Exhibit A.

         1.10 "Purchase Order" means a Brocade purchase order for the purchase of the Products issued to Solectron pursuant to the provisions of this Agreement.

         1.11 "SLA" means the "service level agreement" document, which is a document created by Brocade and Solectron containing certain operational terms agreed between the parties. The SLA will include mutually agreed upon operational/performance metrics for delivery, quality, communication, technical support and flexibility. These metrics will be used as guidelines for CSI input and quarterly scorecards. The version of the SLA existing as of the Effective Date is attached as Exhibit C for reference only. The parties may agree in writing from time to time to change the SLA, without amending Exhibit C or this Agreement.

         1.12 "Specifications" means the functional and performance specifications (including, without limitation, bills of materials, schematic diagrams, and Product, component and assembly drawings) relating to the testing and manufacturing of each Product as provided in writing by Brocade to Solectron.

         1.13 "Statement of Work" means a written statement of work signed by both parties for special development work to be done by Solectron for Brocade. Each Statement of Work will be sequentially numbered (e.g., SOW 1, SOW 2, etc.) and attached to this Agreement by an amendment.

         1.14 "Technology" means any and all technical information and/or materials, including, without limitation, ideas, techniques, designs, sketches, drawings, models, inventions, know-how, processes, apparatus, methods, equipment, algorithms, software programs, data, software source documents, other works of authorship, formulae and information concerning engineering, research, experimental work, development, design details and specifications.

2.       Material Procurement.

         2.1 Forecasting and Material Purchasing. Once a [*] (or as otherwise agreed in the SLA), Brocade will provide Solectron with a [*] forecast of the quantity demand for each Product ("Product Forecast") either in writing or via EDI. For the purpose of spare parts, Brocade will provide Solectron, [*], with a [*] [*] repair forecast of the quantity demand for all FRUs listed by part number ("Parts Forecast", collectively with the Product Forecast, the "Forecasts"). Upon the end-of-life of any Product, Brocade will extend its Parts Forecast for all FRUs used in such Product [*], which shall in no case extend longer than [*] from the end-of-life date of such Product. The Forecasts [*] or as otherwise instructed in writing by Brocade. [*] purchased within the applicable lead time; provided that, for a ninety (90) day period, Solectron will take all steps [*] component materials by diligently attempting to return unused materials or to transfer unused materials to use for other customers to the extent that they do not incorporate proprietary Brocade Technology. Brocade will not pay for any unused materials that are not [*].

         2.2      [*]

         2.3 Vendor Forecasts. Solectron will provide each Brocade Vendor, as mutually agreed and specified in the SLA, with [*] forecasts for the Product materials and will update such forecasts as necessary to keep each Brocade Vendor current with each new Forecast provided by Brocade.

         2.4 Material Management. Solectron will, at a minimum, comply with the following obligations to ensure good component material management for the Products, including: (a) [*]

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component level failure analysis or [*] by the Brocade Vendor; (b) [*] component returns, failure analysis and corrective actions regarding defective components with the Brocade Vendors and promptly communicate this information to Brocade;
(c) work with Brocade Vendors to [*] component leadtimes and costs; (d) provide regular performance feedback to Brocade Vendors, with a copy to Brocade; (e) ensure that all component materials used by Solectron to produce the Products meet the Specifications; and (f) calculate for Brocade and provide documentation of the country of origin of each of the Products and FRUs in accordance with US law. As between Solectron and Brocade, [*] will be solely responsible for all costs relating to the collection and replacement of Products and FRUs due to Solectron's use of component materials that [*].

         2.5 Procurement Responsibility Table. Attached hereto as Exhibit G is the current Procurement Responsibility Table, which provides definitions of Tier 1, Tier 2 and Tier 3 components and the respective obligations of Brocade and Solectron for [*] such components. The parties may agree in writing from time to time to change the Procurement Responsibility Table without amending Exhibit G or this Agreement, provided, however, that all revisions shall be controlled using a revision number to capture any mutually agreed upon changes.

         2.6 Alternative Sourcing. Solectron may only procure FRUs and/or components used in the manufacture of Brocade Products from Brocade Vendors. During the life of this Agreement, Solectron will provide initial or alternative Solectron-approved sourcing suggestions to Brocade for those FRUs and/or components for which Brocade has not provided or accepted any Solectron Vendors. If approved by Brocade these vendors will be added to the Brocade AVL and deemed "Solectron Vendors".

         2.7 Excess and Obsolete Materials. [*] the materials purchased by Solectron subject to the terms of this Agreement, to support Brocade purchase orders, forecasted demand requirement, requested inventory build up and flexibility requirements as further detailed in the SLA. Excess and obsolete material will be managed according to the provisions of Exhibit H.

3.       Manufacturing Obligations.

         3.1 Specifications and Statements of Work. Solectron will manufacture and test the Products in strict compliance with the Specifications, Statements of Work and any other written instructions agreed between Brocade and Solectron for each Product. Solectron will honor the lead time, reporting, and other requirements in the then-current version of the SLA as agreed between Brocade and Solectron. As the work instructions and SLA are operating documents that are subject to frequent change, the most recent versions of the documents will not be formally amended into this Agreement; however, both the work instructions for each Product and the SLA are incorporated herein by reference.

         3.2 Delivery. Solectron acknowledges and agrees to meet the delivery requirements of all Product manufacturing, supply and repair services as specified in the SLA.

         3.3 Changes. Solectron agrees that Solectron will not change the manufacturing location of the facilities for the manufacture, assembly, or test of the Products, or use third party manufacturers, without Brocade's prior written consent, which shall not be unreasonably withheld.

         3.4 Ancillary Technology. Brocade, at its sole discretion, may furnish Ancillary Technology to Solectron solely for use in the manufacture and testing of the Products. Solectron will not at any time use the Ancillary Technology for any other purposes or for any third parties or in any manner other than in performing Solectron's obligations under this Agreement. Solectron will maintain the Ancillary Technology in good condition and repair, ordinary wear and tear excepted, and provide necessary and reasonable calibration services for the Ancillary Technology. Brocade and Solectron agree that the terms set out in Exhibit B hereto will apply to all Ancillary Technology, and Solectron will be responsible for obtaining the

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requisite insurance coverage and conducting appropriate inspections in accordance with Exhibit B hereto. With respect to any Ancillary Technology licensed to Solectron pursuant to this Agreement, Brocade agrees to provide Solectron with a reasonable amount of support, at no charge, with respect to the initial installation, set-up and debugging of such Ancillary Technology.

         3.5 Non-Exclusivity. Nothing in this Agreement will be construed or deemed to prevent or otherwise inhibit Brocade's ability or right to manufacture, any product (including the Products) at a Brocade facility or at alternate or additional third party facility(ies) of Brocade's choice. Further, nothing in this Agreement will be construed or deemed to (a) require Brocade to order all units of any Product from Solectron, or (b) prevent or otherwise inhibit Brocade's ability or right to design, develop, manufacture, have manufactured, market, use, sell, and or distribute any follow-on products or derivatives of the Products. The foregoing shall in no way limit Brocade's responsibility to fulfill its purchase obligations under any purchase orders issued by Brocade to Solectron and accepted by Solectron.

4.       License Rights and Restrictions.

         4.1      License to Solectron.

                  (a) License to Specifications. Subject to the terms of this Agreement, Brocade hereby grants Solectron a limited non-exclusive, non-transferable, royalty-free license (without the right to sublicense) under Brocade's trade secret rights, during the term of this Agreement, to use the Specifications solely for the purpose of manufacturing the Products for Brocade.

                  (b) License to Ancillary Technology. Subject to the terms of this Agreement, Brocade hereby grants Solectron a limited [*] non-exclusive, non-transferable, royalty-free license (without the right to sublicense) under Brocade's copyright and trade secret rights, during the term of this Agreement, to use and copy the test software (provided as part of the Ancillary Technology) solely for the purpose of manufacturing and testing the Products for Brocade.

                  (c) License to Brocade Firmware. Subject to the terms of this Agreement, Brocade hereby grants Solectron a limited [*] non-exclusive, non-transferable, royalty-free license (without the right to sublicense) under Brocade's copyright rights, during the term of this Agreement, to copy the Brocade Firmware onto Product units in the manufacturing process at each Brocade-approved Solectron manufacturing facility.

                  (d) License to Brocade Technology. Brocade hereby grants Solectron a limited [*] non-exclusive, non-transferable, royalty-free license (without the right to sublicense) under Brocade's Intellectual Property Rights, during the term of this Agreement, to use the Brocade Technology solely as necessary to fulfill its manufacturing obligations under this Agreement. Solectron is granted no right, and is expressly prohibited from using the Brocade Technology, to develop, manufacture or distribute any products other than the Products.

         4.2 License to Brocade. Neither Solectron nor any third party will retain any rights in any materials incorporated into the Products. To the extent that (a) Solectron provides to Brocade any Solectron Technology [*], Solectron hereby grants to Brocade a non-exclusive, royalty-free, perpetual, irrevocable license under Solectron's Intellectual Property rights to make, have made, use, sell, import, reproduce, display, distribute, and create derivative works of such Solectron Technology solely in connection with the development, manufacture, marketing, and sale of Brocade products.

         4.3 Residual Information. Brocade may disclose and use the ideas, concepts, know-how, and techniques which are related to the manufacture of Brocade's products, retained in the memories of individuals, and contained in Solectron Technology or developed, provided, or accessed by Solectron

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under this Agreement (RESIDUAL INFORMATION) to make, have made, use, sell, import, reproduce, display, distribute, and create derivative works of such Solectron Technology solely as necessary in connection with the development, manufacture, marketing, and sale of Brocade products, [*]. [*]

         4.4 Restrictions. Except as expressly set forth above, each party retains all of its Intellectual Property Rights. No license is granted by Brocade to make, use or sell any other products under the Brocade Intellectual Property Rights or to make, use or sell any products for any other purpose. Solectron will not modify, decompile or reverse engineer the Brocade Firmware or any Brocade Technology.

5.       Purchase Orders.

         5.1 Purchase Order Acceptance. Solectron is permitted to sell the Products only to Brocade, and to third parties who have been authorized in writing by Brocade to purchase the Products from Solectron ("Designated Purchasers") in satisfaction of Purchase Orders issued during the term of this Agreement, subject to and in accordance with the terms and conditions of this Agreement.

         5.2 Quantity Flexibility. Subject to any flexibility terms set forth in the SLA, Solectron will, at [*] accept all Purchase Order cancellations, reschedules and changes in the quantity of Products ordered within the cancellation, rescheduling, change, or other flexibility terms in the SLA.

         5.3 Demand Flexibility Requirements. Solectron recognizes the uncertainty of Brocade demand and will accommodate changes to Brocade's demand pursuant to the terms in the SLA.

                  (a) Tooling, Equipment and Non-recurring Services. Solectron customer orders for tooling, equipment and non-recurring services are typically firm and non-cancelable; however, in the event that Brocade determines that it must cancel such an order prior to the tooling or equipment being delivered or services rendered, then Brocade shall only be liable to Solectron for the actual and reasonable costs accrued by Solectron, [*] as mutually agreed upon by the parties.

6.       Shipping and Delivery.

         6.1 Shipment. Unless otherwise agreed upon in writing, all shipments of the Products will be made [*] (per Incoterms 2000).

         6.2 Timing. Shipments to Brocade, or to other locations specified by Brocade, will be shipped in the [*] ordered by Brocade, and [*] the acknowledged delivery date, [*] the acknowledged delivery date. Upon learning of any potential shipment delays, Solectron will notify Brocade as soon as reasonably possible, as to the cause and extent of such delay. Except as Brocade may otherwise advise in advance and in writing, Brocade may [*] any goods (i) shipped [*] the quantity ordered, (ii) shipped in a [*] shipments, or (iii) shipped [*].

         6.3 Accelerated Measures. If Solectron fails or has reason to believe it will fail to make shipments at the specified time and such failure is not due to an action or omission of Brocade, Solectron will, [*] employ accelerated measures such as [*] required to meet the specified delivery schedule or minimize the lateness of shipments [*]

7.       Acceptance.

         7.1 Inspection. Solectron will ship Products directly to [*]. All deliveries of Products are subject to inspection and testing by Brocade [*] before final acceptance. Within [*] after receipt of

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Products ("Rejection Period"), Brocade [*] may inspect and reject any Product that fails to meet the Specifications.

         7.2 Rejection. Within the Rejection Period, customers may notify Brocade of any Product rejections and the reasons therefor. In accordance with the RMA procedures of Section 11.1, below, Brocade [*] may return rejected or defective Products to Solectron, [*]. [*] In the event that the returned Product is defective, Solectron will repair or replace such defective Product, [*]. Solectron will return to Brocade or its customer, as the case may be, freight prepaid, all repaired or replaced Products within [*] after Solectron's receipt of the returned Product or within such other time as specified in the SLA. Any returned Products that have been damaged by misuse, abuse or unauthorized repair, by or on behalf of the End User, may be treated by Solectron as "out of warranty" and subject to out of warranty repair charges referenced in Section
8.1 only. Any returned Products, which are not, in fact, defective, may be returned by Solectron to the End User at [*] expense, pursuant to the terms of the SLA.

         7.3 Spot Testing. Upon prior written notice to Solectron, and subject to the confidentiality requirements herein, Brocade or its authorized representative(s) may conduct spot functional tests of the Products at Solectron's facility at which Products are being manufactured during Solectron's normal business hours. The parties will mutually agree upon the timing of such investigations, which will be conducted in such a manner as not to interfere with Solectron's operations. If any Products fail any material part of the test procedure set forth on the Statement of Work, Brocade may reject such Products, and Solectron will promptly take all steps necessary to correct such failures.

         7.4 Site Inspections. Upon prior written notice to Solectron, and subject to the confidentiality provisions herein, Brocade[*] will have the right to perform on-site inspections at Solectron's manufacturing facilities and Solectron will fully cooperate with Brocade in that regard at mutually agreed upon times. If an inspection or test is made on Solectron's premises, Solectron will provide Brocade's inspectors with reasonable assistance at no additional charge. In the event that any on-site inspection of the Products indicates that the Products do not conform to the requirements of this Agreement, Solectron will not ship such Products to Brocade until such nonconformity has been cured and only Products meeting the conformance criteria may be shipped. This does not limit Brocade's right to perform additional acceptance testing at Brocade's facilities.

         7.5 Failure to Inspect. Notwithstanding anything to the contrary contained in this Agreement, inspection or failure to inspect the Products upon Delivery will not affect Brocade's rights under the warranty provisions of this Agreement.

8.       Pricing and Payment.

         8.1 Prices. The unit prices to be paid by Brocade for the Products shall be as set forth on Exhibit A or as otherwise agreed by the parties. Except as otherwise expressly provided in this Agreement, such unit prices include [*] for the Products or warranty repair services (as the case may be), any related deliverable items and packaging for delivery to Brocade. The prices attached to the Exhibit A will be reviewed on a [*] basis. All payments hereunder will be paid in U.S. Dollars unless otherwise mutually agreed upon by the parties in writing. [*]

         8.2 Components Management. Solectron agrees to manage inventory and purchase materials in a manner that is cost effective. [*]

                  (a) Cost Reductions. Material cost reductions will be reviewed and mutually agreed upon by Brocade and Solectron on a [*] basis and shall be included in an updated Exhibit A.

                  (b)      [*]

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         8.3      Taxes. [*] Where the law permits, Solectron will treat Brocade as exempt from applicable state and/or local sales tax for Product(s) purchased pursuant to this Agreement. Where required by state or local law, Brocade will provide Solectron with a valid reseller's exemption certificate for each taxing jurisdiction to which Solectron ships Product(s).

         8.4 Invoices. [*] Solectron will submit invoice(s) periodically to Brocade upon [*] of Product(s). Brocade will pay non-disputed invoices net [*] after the later of date of [*] of (a) the Products [*], or (b) Solectron's invoice to Brocade. Payment will not constitute acceptance of the Products by Brocade. If Brocade requests, and Solectron agrees, that Products or FRUs be kept in [*], Solectron will invoice Brocade for the Products [*] after the Products or FRUs enter [*]. Upon [*] for such Products or FRUs that enter Finished Goods, Brocade will take [*] of these Products.

         8.5      [*]

9.       Quality Assurance.

         9.1 Quality Standards. Solectron will manufacture and repair the Products in accordance with the quality requirements, standards and expectations as set forth on the Statement of Work or as otherwise mutually agreed upon by the parties in writing.

         9.2 Quality Plan. Solectron will establish, maintain and manage a quality assurance program for the Products that is consistent with, and at least as restrictive as, the terms and conditions listed in Exhibit D.

10.      Engineering Changes.

         10.1 ECOs. Brocade may, upon advance written notice to Solectron, submit engineering change orders ("ECOs") for changes to the Products. ECOs will include documentation of the change to effectively support an investigation of the impact of the engineering change. [*] Solectron will acknowledge the ECO and report to Brocade within [*] upon Solectron's receipt of the ECO. If the ECO affects the manufacturing or repair costs of the Products or otherwise affects the price of the affected Products, the parties agree to negotiate in good faith an equitable adjustment to the price of the affected Products prior to implementation of the change. The parties agree that [*] is a reasonable time period to permit Solectron to evaluate ECO impact regarding potential excess manufacturing costs and price, if any, and non-recurring costs, if any. Notwithstanding the foregoing, Brocade may require, from time to time, [*] implementation of an emergency ECO. In these cases, Solectron will provide Brocade with a preliminary estimate of the cost impact within [*].

         10.2 No Changes. No changes will be made to the Products without Brocade's prior written consent and no approved change will be made effective prior to the date approved by Brocade in writing. Solectron will not change or modify the processes for the Products without Brocade's prior written consent. Solectron will reimburse Brocade for all expenses incurred by Brocade to qualify changes to such materials or processes that are undertaken by Solectron without Brocade's prior written consent.

11.      Product Repairs and FRUs Supply.

         11.1 Repair Services. Solectron will provide repair services to Brocade and Brocade-authorized third parties (i) for all in-warranty Products in accordance with the terms of Sections 14, below, and (ii) [*] for any out-of-warranty Products and FRUs for a period of [*] from the end-of-life production of such Products or FRUs by Solectron or a Brocade Vendor. For any Product or FRU that is returned to Solectron for repair or replacement services, Brocade will issue a Return Material Authorization ("RMA") number, and will forward such RMA electronically to Solectron, through Brocade's [*] system. All

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Products and FRUs returned to Solectron for repair or replacement services will include the RMA affixed to the packaging.

         11.2 FRUs Supply. Solectron will make available to Brocade Product FRUs as Brocade may [*] for [*] Products purchased by Brocade from Solectron during the Product production. For a period of [*] after the date of delivery to Brocade by Solectron of the last unit of the Product manufactured by Solectron, Solectron shall undertake the following: (a) Solectron will maintain [*] for each Product; (b) Solectron will inform Brocade of all [*]notifications for FRUs or components upon Solectron's receipt of such notifications; and (c) Solectron will inform Brocade if a [*] is the most economical procurement strategy for such FRUs or components as to which such a notification is received (especially [*] FRUs which may require tool maintenance and set-up charges that far outweigh piece part costs). [*]. If Brocade determines that [*] is not financially favorable due to the [*] of the remaining support period for the FRU(s), Solectron will assist Brocade in [*] through manufacturing. [*]

12.      Ownership.

         12.1 Ownership by Brocade. As between Brocade and Solectron, Brocade will own all right, title, and interest in the Specifications, Brocade Firmware, Products, Ancillary Technology and the Brocade Technology (excluding the Solectron Technology, which will be owned exclusively by Solectron) and all Intellectual Property Rights therein, and Solectron hereby irrevocably transfers, conveys and assigns to Brocade all of its right, title, and interest therein. Solectron will execute such documents, render such assistance, and take such other action as Brocade may reasonably request, at Brocade's expense, to apply for, register, perfect, confirm and protect Brocade's rights to the Brocade Technology, and all Intellectual Property Rights therein.

         12.2 Ownership by Solectron. As between Solectron and Brocade, Solectron will own all right, title and interest in the Solectron Technology (excluding the Brocade Technology, which will be owned exclusively by Brocade), and all Intellectual Property Rights therein.

         12.3 Ownership of Joint Technology. All discoveries, improvements and inventions conceived or first reduced to practice, as those terms are used before the U.S. Patent and Trademark Office, in the performance of this Agreement jointly by Solectron personnel and Brocade personnel (the "Joint Technology"), shall be the property [*] Each party shall execute all documents and take such further actions as may be reasonably required to evidence, perfect or enforce any such assignment. [*]

         12.4     [*]

         12.5 Attorney in Fact. Solectron agrees that that if Brocade is unable because of Solectron's unavailability, dissolution or incapacity, unreasonable refusal or failure to act in a timely manner such that intellectual property rights protection specified in Section 12.3 may be impaired, to secure Solectron's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the inventions assigned to Brocade under this Agreement, then Solectron hereby irrevocably designates and appoints the Brocade and its duly authorized officers and agents as Solectron's agent and attorney in fact, to act for and in Solectron's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Solectron.

13.      Confidential Information.

         13.1 General. Except as otherwise provided in this Section, the definition, use, and disclosure of confidential information by the parties shall be governed by the Mutual Non-Disclosure Agreement

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                                  Page 8 of 26
between the parties and dated April 21, 1998. Notwithstanding any provision to the contrary contained herein, the Non-Disclosure Agreement shall be in full force and effect during the term of this Agreement and any renewal thereof.

         13.2 Sensitive Brocade Information. "Sensitive Brocade Information" means the Forecasts, Specifications, Brocade AVL, Brocade Technology, Ancillary Technology, bill of materials, SLA, work instructions, and all data accessed by Solectron pursuant to Sections 2, 3, 4, 5, 6 and 11, as well as the contractual terms and conditions, including contract exhibits, between Brocade and Solectron.

         13.3     [*]

         13.4     Confidentiality Obligations.

                  (a) Solectron Obligations. [*] to assist Brocade in remedying such unauthorized use or disclosure of Sensitive Brocade Information

                  (b)      [*]

         13.5 Exclusions. These obligations will not apply to the extent that Sensitive Brocade Information [*]: (a) is already known to [*] at the time of disclosure, which knowledge [*] will have the burden of proving; (b) is, or, through no act or failure to act of [*], becomes publicly known; (c) is received by [*] from a third party without restriction on disclosure; [*]; or (e) is approved for release by written authorization of [*].

         13.6 Legal Disclosures. A disclosure of Sensitive Brocade Information [*] (a) in response to a valid order by a court or other governmental body, or (b) otherwise required by law, will not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that [*] will provide prompt written notice thereof to [*] to enable [*] to seek a protective order or otherwise prevent such disclosure and will cooperate with that party in seeking such protective order.

14.      Warranty.

         14.1 Product Warranty. [*] Solectron warrants for a period of [*] from the date of [*] of each unit of each Product, [*].

         14.2 Product Warranty Remedy. In accordance with the RMA procedures outlined in Section 11.1, above, Brocade will promptly notify Solectron of any Products [*] that Brocade believes do not comply with the warranties contained in this Agreement. Solectron will pay all [*] associated with Products returned for repairs during the warranty period[*] Solectron will, at [*] option, either
(i) credit Brocade for the purchase price paid by Brocade for the defective Product units, or (ii) at [*] expense, replace, repair or correct such Product within [*] of [*] [*]). Solectron will [*] any charges in order to effect the earliest reasonable replacement of such defective Products to Brocade [*]. Solectron agrees to maintain a repair capability for products under warranty. Solectron will provide to Brocade detailed information, including location, telephone number, contact person and hours of operation for the Solectron service representative who will be Brocade's contact for warranty claims and questions. [*]. Replaced Products will be warranted for [*]

         14.3     [*]Other Obligations and Warranties.

                  (a) Regulatory Compliance. Solectron represents and warrants that its manufacturing facilities and processes will comply with all applicable international, federal, state and local statutes, laws and regulations.

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                                  Page 9 of 26

                  (b) Import/Export Requirements. Brocade and Solectron will comply with all import and export laws and regulations and maintain appropriate import and export documentation. At Brocade's request, Solectron will make available for inspection and audit all import and export documentation for the Products and the Solectron Technology included in the Products sold under this Agreement. [*] Solectron will not, directly or indirectly, export, re-export or transship any Technology in violation of any applicable U.S. export control laws and regulations or any other applicable export control laws promulgated and administered by the government of any country having jurisdiction over the parties or the transactions contemplated herein.

                  (c) Formation, Good Standing and Authority. Each of Solectron and Brocade represents and warrants to the other that it is a company duly formed, validly existing and in good standing under the laws of its jurisdiction and that this Agreement has been duly executed and delivered by it, and (assuming due authorization, execution and delivery by the other) constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (d) Consigned Equipment. Brocade shall ensure that at the time of delivery of Brocade Property or Ancillary Technology, Brocade shall have [*] such Brocade Property or Ancillary Technology. [*]Intellectual Property. Brocade warrants that it has all intellectual property rights required to make available to Solectron the material and information (including any designs, drawings and specifications) necessary for Solectron to manufacture the Products hereunder. In addition, Brocade warrants that it is the owner or all copyrights and trade secrets in, and that Brocade has the right to supply, the software provided by Brocade to Solectron hereunder for inclusion in the Products.

         14.4     Warranty Exclusions and Disclaimer.

                  (a)      [*]

                  (b) Disclaimer. THE WARRANTIES CONTAINED IN THIS SECTION 14 ARE IN LIEU OF, AND EACH PARTY EXPRESSLY DISCLAIMS AND THE OTHER PARTY WAIVES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE AND NONINFRINGEMENT OF THIRD PARTY RIGHTS.

15.      Term and Termination.

         15.1 Term. This Agreement will commence on the Effective Date and will continue for a period of [*] thereafter, unless earlier terminated pursuant to this Agreement. [*] renew [*] for successive [*] terms [*] provides notice of its decision to not renew the Agreement no later than [*] prior to the end of the then-current term.

         15.2 Termination for Default. [*] [*] may terminate this Agreement if the [*] violates any covenant, agreement, representation or warranty contained herein in any material respect or defaults or fails to perform any of its obligations or agreements hereunder in any material respect, which violation, default or failure is not cured[*], within [*] after written notice (which notice will describe the alleged breach in reasonable detail) from [*] stating its intention to terminate this Agreement by reason thereof.

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                                 Page 10 of 26

         15.3 Other Causes of Termination. This Agreement will terminate upon written notice by either party, immediately, if

                  (a) a receiver is appointed for the other party or its property;

                  (b) the other party makes a general assignment for the benefit of its creditors;

                  (c) the other party becomes insolvent or unable to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors;

                  (d)      the other party is liquidated or dissolved; or

                  (e) any proceedings are commenced against the other party under any bankruptcy, insolvency or debtor's relief law and such proceedings are not vacated or set aside within sixty (60) days from the date of commencement thereof.

         15.4 Effect of Termination. In the event of the expiration or termination of this Agreement:

                  (a) Solectron will complete the production of any Products of which Solectron has [*] as of the effective date of such expiration or termination and Deliver such completed Products to Brocade by the earlier of
(i) the acknowledged delivery date, or (ii) [*]of the effective date of such expiration or termination;

                  (b) Solectron will immediately cease the use of all of the Brocade Technology upon completion of the work required in 15.4(a);

                  (c) Solectron will return or destroy (as appropriate depending on the nature of the material) all Sensitive Brocade Information within thirty (30) days after the effective date of the termination and certify in writing that such party has complied with its obligations hereunder; and

                  (d) NEITHER BROCADE NOR SOLECTRON SHALL BE LIABLE TO THE OTHER BECAUSE OF SUCH EXPIRATION OR TERMINATION, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES FOR THE LOSS OF PROSPECTIVE PROFITS, ANTICIPATED SALES OR GOODWILL, ON ACCOUNT OF ANY EXPENDITURES, INVESTMENTS OR COMMITMENTS MADE BY EITHER, OR FOR ANY OTHER REASON WHATSOEVER BASED UPON THE RESULT OF SUCH EXPIRATION OR TERMINATION.

         15.5 Survival. The rights and obligations of the parties set forth in Sections 1, 2.7, 3.4, 4.2, 4.3, 4.4, 5, 6, 7, 8, 9, 11, 12, 14, 15.4, 15.5,
16, 17, 18 and 21 will survive any termination or expiration of this Agreement.

16. Dispute Resolution. In the spirit of continued cooperation, the parties agree to follow the dispute resolution procedure described in this Section in the event any controversy should arise out of or concerning the parties' performance under this Agreement. In the event of a dispute or claim arising between the parties on any matter relating to this Agreement, either party may initiate negotiation proceedings by written notice to the other party setting forth the particulars of the dispute. Upon receipt of such notice, the parties agree to meet in good faith within [*] of the date of such notice, to jointly define the scope of and a method to remedy the dispute. If such meeting does not resolve the dispute, then senior management of Solectron and Brocade are authorized to and will meet personally within [*] to confer in a bona fide attempt to resolve the matter. The parties will use diligent efforts to arrange meetings or telephone conferences as needed to facilitate these negotiations. If such dispute remains unresolved following the parties' undertaking of the actions set forth in this Section 16, the parties shall

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                                 Page 11 of 26
have the right to avail themselves of all other rights and remedies, whether available under this Agreement, at law or in equity. Each party's rights to terminate this Agreement for breach subject to the notice period set forth in
Section 15 shall apply regardless of the parties' discussions under this Section 16.

17.      Limitation of Liability.

         17.1 Consequential Damages Waiver. EXCEPT FOR BREACHES OF [*], NEITHER PARTY SHALL HAVE ANY LIABILITY TO EACH OTHER OR ANY OTHER THIRD PARTY FOR ANY LOST PROFITS, LOST DATA, LOSS OF USE OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED THEREBY, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, AND IRRESPECTIVE OF WHETHER SUCH PARTY HAD ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

         17.2 Failure of Essential Purposes. THE LIMITATIONS SET FORTH IN THIS SECTION 17 SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

18.      Indemnification.

         18.1 Solectron Indemnity. Solectron will defend, indemnify and hold Brocade and its officers, directors and employees harmless (inclusive of reasonable attorneys' fees) from and against any claim, suit, action or proceeding brought against Brocade arising from, relating to or in connection with: (a) Solectron's breach of any licenses granted to Solectron under this Agreement; (b) [*], to the extent that the claim is based on (x) facts which constitute a non-conformance with [*] or (y) [*] provided or developed by Solectron; (c) acts, errors or omissions by or negligence of Solectron, its employees, officers, agents or representative of any of them; (d) any third party claims founded on theories of [*] related to the Products, to the extent that the claim is not based on elements of the Products manufactured in conformance with the Specifications; or (e) [*] the Products or Solectron Technology of [*] not based on the [*] provided by Brocade. [*] In the event the Solectron Technology and/or the Products are held or believed by Solectron to infringe, or Brocade's use of the Solectron Technology and/or the Products is enjoined[*]

         18.2 Brocade Indemnity. Brocade will defend, indemnify and hold Solectron and its officers, directors and employees harmless (inclusive of reasonable attorneys' fees) from and against any claim, suit, action or proceeding brought against Solectron arising from, relating to or in connection with: [*] (c) acts, errors or omissions by or negligence of Brocade, its employees, officers, agents or representative of any of them[*]. In the event the Product or Brocade Technology or Ancillary Technology are held or believed by Brocade to infringe, or Solectron's manufacture of the Product or use of the Brocade Technology and/or the Ancillary Technology is enjoined, Brocade will have the option[*] to: (x) replace or modify the relevant Product, Brocade Technology and/or the Ancillary Technology with non-infringing technology, software or hardware which is functionally equivalent or superior for use by Solectron on a going forward basis; or (y) obtain a license for Brocade to continue using the Product, Brocade Technology and/or the Ancillary Technology. Brocade's obligations hereunder will be void as to any Product, Brocade Technology and/or the Ancillary Technology modified by Solectron (without Brocade's approval), solely to the extent such modification is the alleged basis of the suit. [*]

19.      Export. Solectron agrees that:

         19.1 Solectron will provide Brocade the trade management component of Solectron's customer order fulfillment supply chain offerings;

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                                 Page 12 of 26

         19.2 From time to time, upon request by Brocade, Solectron will review Brocade's export databases and processes to ensure that such databases and processes meet all legal requirements

         19.3     Solectron shall assume the [*].

         19.4     Solectron will perform routed transactions for Brocade.

         19.5 Upon request by Brocade, Solectron will provide Brocade with comprehensive ongoing support regarding international trade matters, including but not limited to support for new site start-ups, [*]

         19.6 Solectron will provide Brocade with significant access to Solectron's trade experts.

         19.7 Solectron will provide Brocade with comprehensive ongoing support regarding the following key issues: [*], accurate record-keeping of all export document packets, [*] on all switches and FRUs, and Manufacturing affidavits for all Brocade Products and FRUs.

20.      Environmental Requirements. Solectron warrants and agrees that:

         20.1 Product Content. All Products and their packaging will comply with Brocade's general specifications for environment (if any), and, for purposes of this Agreement, such specifications are part of the Specifications for the Product.

         20.2 Shipment. All Products will be shipped in conformance with all applicable national and international [*] including, where applicable, regulations regarding [*], including regulations regarding [*]. All packaging materials, including pallets, will be [*] and comply with national and international regulations regarding [*] where applicable.

         20.3 [*]. Each [*] contained in the Product is on the inventory of [*] compiled and published by the [*] pursuant to the [*].

         20.4 Solectron will provide complete and accurate [*] for Product prior to shipment.

         20.5 [*] Information. Solectron will furnish Brocade any information reasonably requested by Brocade to confirm compliance with applicable laws or to determine the [*] effects of materials included in the Products or in its packaging.

         20.6 Solectron will comply with all applicable laws governing import or export of Products.

         20.7 Disposition of Excess Materials. Solectron will [*] of any excess or waste materials generated from manufacture of Product (including damaged or nonconforming product or materials) in compliance with the provisions of this Agreement, applicable laws and any specific instructions received from Brocade.

         20.8 Environment. Solectron will continuously implement and maintain processes and policies designed to protect [*] at any facility at which Product manufacturing operations are performed under this Agreement.

         20.9 Ozone Depleting Substances. Solectron hereby certifies that neither Product, nor any part, piece or component of any Product [*]:

                  (a) contains any [*] as those terms are defined in [*] and implementing regulations of the United States [*], as now in existence or hereafter amended; or

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                                 Page 13 of 26

                  (b) has been manufactured with a process that uses any [*]

21.      General.

         21.1 Insurance. Each party will maintain workers' compensation and comprehensive general liability insurance (including product liability coverage) adequate to cover its obligations under this Agreement.

         21.2 Assignment. [*] will assign this Agreement, in whole or in part, or any obligations or rights hereunder (except the right to receive payments), except with the prior written consent of [*], which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, Brocade will have the right to assign or otherwise transfer this Agreement without such consent (i) to a subsidiary, parent, or entity under common control with Brocade [*], or (ii) to a successor party in the event of a merger, acquisition, sale, transfer or other disposition of all or substantially all of the assets of Brocade [*]. Subject to the foregoing, this Agreement will inure to the benefit of each of the party's successors and assigns.

         21.3 Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

         21.4 Publicity. Solectron will not publicize or disclose the terms of this Agreement to any third party without the prior written consent of Brocade.

         21.5 Waiver. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different or subsequent breach by either party.

         21.6 Severability. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

         21.7 Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods
(1980) is specifically excluded from application to this Agreement.

         21.8 Choice of Forum. This Agreement will be deemed made and entered into in Santa Clara County, California. Except for either party's right to apply to any court of competent jurisdiction for a temporary restraining order and/or a preliminary injunction to enjoin the other party from misappropriating or infringing any Intellectual Property Rights of the moving party, the parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of California, San Jose Branch and the Superior and Municipal Courts of the State of California, Santa Clara County, in any litigation arising out of this Agreement. The parties hereby irrevocably waive any and all claims and defenses either might otherwise have in any action or proceeding in any of such courts based upon any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar claim or defense.

         21.9 Notices. Any notice provided for or permitted under this Agreement will be treated as

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                                 Page 14 of 26
having been given when (a) delivered personally, (b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section.

         If to Brocade:         Brocade Communications Systems, Inc.
                                1745 Technology Drive
                                San Jose, CA 95110
                                Attn.: General Counsel

         If to Solectron:       Solectron Corporation
                                847 Gibraltar Drive, Bldg. 5
                                Milpitas, CA 95035
                                Attn.: Corporate Legal Department

Such notice will be treated as having been received upon the earlier of actual receipt or five (5) days after posting.

         21.10    [*]

         21.11 Amendment. This Agreement may be amended or supplemented only by a writing that refers explicitly to this Agreement and that is signed on behalf of both parties.

         21.12 Interpretation. No party will be deemed the drafter of this Agreement, which Agreement will be deemed to have been jointly prepared by the parties. If this Agreement is ever construed, whether by a court or by an arbitrator, such court or arbitrator will not construe this Agreement or any provision hereof against any party as drafter. The Section and other headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning and/or interpretation of this Agreement. It is the intent of the parties that this Agreement and its addenda will prevail over the terms and conditions of any purchase order, acknowledgment form or other instrument. In the event of a conflict between the terms of this Agreement and the terms contained in any addenda to this Agreement, the terms of the addenda will be controlling. Addenda will not be binding until executed by authorized representatives of each party.

         21.13 Entire Agreement; Counterparts; Fax Signatures. This Agreement, including all exhibits to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior and/or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument. The parties agree that facsimile signatures of the parties will be binding.

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                                 Page 15 of 26

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

SOLECTRON CORPORATION                      BROCADE COMMUNICATIONS SYSTEMS, INC.

By: ______________________________         By: _________________________________

Name: ____________________________         Name: _______________________________

Title: ___________________________         Title: ______________________________

Date: ____________________________         Date: _______________________________

Brocade Manufacturing Agreement                             BROCADE CONFIDENTIAL

                                    EXHIBIT A
                                    PRODUCTS

---------------------------------------------------------------------------------------
PRODUCT / PART NAME               BROCADE PART NUMBER                        UNIT PRICE
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

Brocade Manufacturing Agreement                             BROCADE CONFIDENTIAL

                                    EXHIBIT B
                    ANCILLARY TECHNOLOGY TERMS AND CONDITIONS

1. All tools, tooling equipment, test equipment and other materials furnished to Solectron by Brocade or paid for by Brocade ("Brocade Property" or "Ancillary Technology") in connection with this Agreement will be clearly identified by Solectron and will remain the property of Brocades and will be (a) clearly marked and remain the personal property of Brocade, and (b) kept free of liens and encumbrances. Solectron will allow Brocade personnel onto Solectron's premises upon 24 hours notice to allow Brocade to inspect the condition of the Brocade Property or reclaim possession of the Brocade Property.

2. Brocade [*] Brocade Property or Ancillary Technology to Solectron[*], and Solectron agrees that it will not issue any negotiable bills or receipts on the Brocade Property or Ancillary Technology and will neither file nor permit any lien or other claim to be filed against any of the Brocade Property or Ancillary Technology. In the event that such a lien or claim is filed that is created by or on behalf of Solectron, Solectron will promptly notify Brocade and will take all action necessary to cause such lien or claim against the Brocade Property or Ancillary Technology to be released or otherwise removed within [*]. If such lien or claim is not released within such [*], then Brocade may deem that Solectron has purchased the Brocade Property or Ancillary Technology at the [*] cost for such Brocade Property or Ancillary Technology and such amount will be immediately payable to Brocade. Solectron will hold Brocade Property and Ancillary Technology at its own risk and will not modify the property without the written permission of Brocade, provided, however, that in the event the property is lost, damaged or destroyed, Solectron's liability for the Brocade Property or Ancillary Technology is limited to [*] the Brocade Property or Ancillary Technology. Solectron agrees that Brocade property will be used by Solectron only to perform Solectron's obligations under this Agreement. Upon Brocade's request, Solectron will redeliver the property to Brocade in the same condition as originally received by Solectron with the exception of reasonable wear and tear.

3. Unless otherwise agreed to in writing by Brocade, all Brocade Property or Ancillary Technology will be insured by Solectron, at Solectron's expense, while in its custody or control in an amount equal to the replacement cost thereof, with loss payable to Brocade. Solectron will execute and deliver to Brocade such evidence of insurance relative to property furnished by Brocade to Solectron as may be requested reasonably by Brocade.

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                                 Page 18 of 26

                                    EXHIBIT C
                            SLA (FOR REFERENCE ONLY)

[TO BE ATTACHED]

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                                 Page 19 of 26

                                    EXHIBIT D
                                  QUALITY PLAN

Solectron shall comply with the terms and conditions of Brocade's quality procedure document identified in Brocade's Agile system as:

         [*]               MANUFACTURING SUPPLIER QUALITY PROCEDURE

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

                                    EXHIBIT D

                                     BROCADE

                    MANUFACTURING SUPPLIER QUALITY PROCEDURE

                                   OPERATIONS

--------------------------------------------------------------------------------
                            DOCUMENT REVISION HISTORY
REVISION #           DATE                  DESCRIPTION
--------------------------------------------------------------------------------
  Draft            2/11/03            Written by RS and Team
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Brocade Communication Systems Inc.                  Document:      99-0000112-01
Page 1 of 8                                         Revision:      A
                                                    Revision Date: 2/11/03

                                TABLE OF CONTENTS

         Section                                                               Page
         -------                                                               ----
1.0      Description                                                            3

2.0      Scope                                                                  3

3.0      References                                                             3

4.0      Procedure
         4.1      Value Proposition                                             3
         4.2      Supplier Participation Matrix                                 4
         4.3      Management Communication                                      4
         4.4      Workmanship Standards                                         4
         4.5      Repair and Rework                                             4
         4.6      Design for Manufacturability (DFM) and Value Engineering      4
         4.7      Authorized Vendor List (AVL)                                  5
         4.8      Process Qualification & Controls                              5
         4.9      Test/Quality Data Collection & Reporting                      5
         4.10     Product Inspection / Process Auditing                         5-6
         4.11     RMA Processing                                                6
         4.12     Supplier Corrective Action Requests                           6

Appendix A: Standard Product Qualification Process Flow                         7
Appendix B: Corrective Action Request (CAR) Form                                8

Brocade Communication Systems Inc.                  Document:      99-0000112-01
Page 2 of 8                                         Revision:      A
                                                    Revision Date: 2/11/03

1.0      DESCRIPTION

1.1 This procedure outlines the generic product and process quality requirements for key commodity parts supplied to and/or manufactured for Brocade, Inc.

2.0      SCOPE

2.1 This procedure applies to [*] to Brocade, Inc. It may also be applied, at Brocade's discretion, to products specifically developed for Brocade by [*] and other [*].

2.2 If a conflict arises between any requirement outlined in this procedure and a specific supplier contract signed by Brocade Inc., the [*] take precedence.

3.0      REFERENCES

3.1 Acceptability of Printed Boards (Class 2) ANSI/IPC-A-600E (latest revision)

3.2 Acceptability of Printed Circuit Assemblies (Class 2) ANSI/IPC-A-610B (latest revision)

3.3 ANSI/IPC 7711 and 7721 Suggested Guidelines for Modification, Rework and Repair of Printed Boards and Assemblies (Level C)

3.5 ANSI/IPC-T-50D (Terms and Definitions for Interconnecting and Packaging Electronic Circuits)

3.6      ANSI Z1.4 Sampling tables

3.7      Brocade Product Quality Plan (Product Specific)

3.8      Manufacturing/contract agreement

4.0      PROCEDURE

4.1      VALUE PROPOSITION

4.1.1 The Brocade supply chain value proposition is to establish supplier partnerships characterized by the following:

                  -    Open and honest communication

                  -    Strong "values based" management

                  -    On-time delivery of quality products

                  -    End user customer focus

                  -    Timely data driven decision making

                  -    Mutual respect and responsiveness

                  -    Ongoing mutual total life cycle cost reduction

4.1.2 We believe that relationships with these characteristics will enable us to establish a world class supply chain management system and provide products and services that consistently meet or exceed our customer's requirements.

[FLOW CHART]

4.1.3 We believe that everyone in a supply chain is a customer for the work done by an "upstream" internal employee or external supplier. As such, you have a right to expect good work from them and an obligation to deliver work of high caliber to your internal and/or external customer.

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4.1.4    Sustained quality excellence requires continuous process improvement.
         This means, regardless of how good present performance is, it can become even better. "You can manage what you can measure." Align what you measure to the individual behaviors you want to support.

4.2      SUPPLIER PARTICIPATION

4.2.1 Contract manufacturing and other key suppliers are expected to [*] in the Brocade product development process. We depend on your [*] to optimize the design, quality, cost and delivery of Brocade products. Brocade will formally engage suppliers, through meetings and dialogue, throughout the product life cycle. Appendix A outlines a generic product qualification process flow.

4.3      MANAGEMENT COMMUNICATION

4.3.1 Our goal is to create a communication process to establish and sustain mutually profitable and rewarding business relationships. We want to become your [*], and we want you to become our [*].

4.3.2 To this end, Brocade will participate in periodic management communication meetings with key suppliers. These meetings will include a review of quality, cost and delivery performance metrics and ongoing improvement plans.

4.3.3 Specific Quality metrics and requirements are identified with in the Brocade Product Quality Plan's. Additionally, process parameters and controls may be included within each plan.

4.4      WORKMANSHIP STANDARDS

4.4.1 Printed Wiring Boards shall meet the requirements of [*], latest revision, Class [*].

4.4.2 Printed Circuit Assemblies shall meet the requirements of [*], latest revision, Class [*].

4.4.3 [*] Requirements for Soldered Electrical and Electronic Assemblies and HDBK-001 (Handbook and guide to supplement [*] with amendment [*]).

4.4.4 [*]. Supplier specific workmanship standards should be identified and communicated to Brocade, Inc. prior to production.

4.4.5    Brocade Cosmetic Specification 95-0000001-01.

4.5      REPAIR AND REWORK

4.5.1 [*] (Terms and Definitions for Interconnecting and Packaging Electronic Circuits) contains the following definitions:

                  Repair(ing): The act of restoring the functional capability of a defective article in a manner that precludes compliance with applicable drawings or specifications.

                  Rework(ing): The act of reprocessing non-complying articles, through the use of original or alternate equivalent processing, in order to bring the article into compliance with applicable drawings and specifications.

4.5.2 [*] (Suggested Guidelines for Modification, Rework and Repair of Printed Boards and Assemblies) categorizes modifications, rework and repairs into [*] levels ([*]).

4.5.3 Brocade will accept PWB fab and assemblies that have been [*]), using Level [*] techniques outlined in the above. Level [*] rework techniques may be authorized by Brocade, only through prior Brocade Engineering or Quality approval.

4.5.4 All [*] must meet the workmanship requirements of [*] and/or [*]. Any [*] method not contained in [*] must be authorized by Brocade Quality before being used on any Brocade product.

4.6      DESIGN FOR MANUFACTURABILITY (DFM) AND VALUE ENGINEERING

4.6.1 [*] shall conduct Design for Manufacturability analysis for every new Brocade board design and/or significant ECO. [*] should participate in these reviews, as appropriate and/or conduct similar reviews for [*] products.

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

4.6.2 Suppliers are expected to initiate and/or participate in periodic value engineering efforts to reduce the current and future Brocade cost of goods sold (COGS). The timing and content of this activity shall be determined on a [*] basis.

4.7      AUTHORIZED VENDOR LIST (AVL)

4.7.1 Contract manufacturers and other partners who supply critical components to Brocade must use Brocade's AVL, as required. Notification of this requirement will be made in advance.

4.7.2 Brocade will consider AVL change recommendations from any supplier. Change requests must be approved in writing by Brocade prior to implementation. This is typically done through Brocade's Agile Document System.

4.7.3 Brocade reserves the right to [*] or [*] at no additional cost of any materials supplied with [*] content. This will be considered a serious offense and may have a negative impact on the offending supplier relationship with Brocade.

4.8      PROCESS QUALIFICATION & CONTROLS

4.8.1 Brocade may require certain documentation from selected suppliers prior to commencing production.

4.8.2    The following supporting documentation may be requested:

                  -   Supplier qualification & performance monitoring process

                  -   Production process flow diagram

                  -   Product qualification testing plan and results (PVT)

                  - Supplier version of BOM's and AVL's used to produce Brocade products

                  - Process characterization documentation [e.g. SMT stencil, solder paste, SMT and through-hole reflow, board cleaning, rework, etc.]

                  - Production test specifications and instructions, and in-process quality/control plan

                  -   Assembly process flow diagram

                  - Gage Repeatability and Reproducibility Studies (Gage R&R: where/when applicable)

                  -   First Article Inspection

                  -   Other documentation as appropriate

4.9      TEST/QUALITY DATA COLLECTION & REPORTING

4.9.1 Suppliers will be required to provide periodic test and inspection yield information to Brocade, upon request. Typical (but not limited to the following) test and inspection results requested would be:

-------------------------------------------------------------------------------
Incoming Inspection                   Test Failure Pareto Charts [debug/rework]
-------------------------------------------------------------------------------
In-circuit Test                       Quality Inspection Pareto Charts
-------------------------------------------------------------------------------
Functional Test                       Final Inspection Results
-------------------------------------------------------------------------------
Environmental Stress Screening        Corrective Action Status
-------------------------------------------------------------------------------
In-Process Audit Results              Third Party Audit Results
-------------------------------------------------------------------------------

4.9.2 Performance reporting charts and graphs should generically include the following information:

                  -   Goals: benchmarks of best in class performance

                  -   Targets: interim goal for a given period

                  - Actions: actions that are necessary to realize these improvements with owners assigned and planned completion dates

                  - Progress: measured by relative improvements (delta) each period

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

4.10     PRODUCT INSPECTION / PROCESS AUDITING

4.10.1 Brocade reserves the right to conduct [*] product inspection and/or process audits of supplier facilities engaged in producing supplied parts or Brocade final products. These activities would be conducted with [*] of the respective supplier. Discrepancies found during these audits will result in a Corrective Action Request (CAR) (see Paragraph
         4.12 below.)

4.10.2 Brocade also reserves the right to conduct source inspection at the supplier site. This inspection process, if implemented, would typically include the following activities:

                  - Inspection of in process and/or finished product against all appropriate workmanship standards.

                  - Acceptance sampling in accordance with ANSI Z1.4 (supercedes Mil Std 105), Single Sampling Plan for 1% AQL, Level II, normal inspection level.

                  - As an example, a random sample of 13 units would be inspected for critical workmanship attributes from a lot of 100 units. The lot would be accepted with zero defects found and rejected with one or more defects found. The supplier would be responsible to conduct a 100% screen of the entire lot for the defective attribute and re-submit the lot for another sample inspection.

                  - Reduced inspection would occur when production is at steady state, ten consecutive lots pass at normal inspection levels, and the total number of defects in the sample from those ten lots are equal to or less than the applicable number given in ANSI Z1.4. Acceptance of five additional lots at reduced level would qualify the part number for dock-to-stock. Conversely, if two of five consecutive lots were rejected, a tightened inspection would be conducted until five consecutive lots were accepted. At that point, the part would start the qualification process over at the normal inspection level.

4.10.3 Details of the source inspection process and qualification standards will be further defined and agreed upon prior to implementation with selected suppliers.

4.11     RETURN MATERIAL AUTHORIZATION (RMA) PROCESSING

4.11.1 Brocade will contact suppliers with RMA requests via telephone, e-mail and/or fax, depending upon the specific arrangements made.

4.11.2 Unless otherwise specified, suppliers shall provide RMA numbers to Brocade within [*] from receipt of the request.

4.11.3 Suppliers shall repair or replace the defective part within [*] of receipt of the defective product.

4.11.4 Suppliers shall maintain records of all RMA requests and provide in-process and completion status of Brocade RMA's.

4.12     CORRECTIVE ACTION REQUESTS (CARS)

4.12.1 Brocade will issue a Corrective Action Request (Appendix B) whenever a discrepant product or unsatisfactory supplier process condition is discovered. The CAR Form may be transmitted to the supplier via e-mail or fax.

4.12.2 Unless otherwise specified, suppliers shall acknowledge receipt and provide a preliminary assessment and immediate corrective action of the discrepancy within [*]) of receipt. Unless otherwise specified, the preventative measures shall be completed and the documentation submitted no later than [*] of a CAR receipt.

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

Appendix A:

          Standard Product Qualification Process Flow

[FLOW CHART]

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

Appendix B:  Corrective Action Template (8D)

                       CLOSED LOOP CORRECTIVE ACTION FORM

CUSTOMER AFFECTED          BROCADE PART NUMBER          CUSTOMER MODEL NUMBER         QTY:

STEP 1             INTERNAL TEAM MEMBERS                   EXTERNAL TEAM MEMBERS

STEP 2                    DESCRIBE THE PROBLEM             DATE:

STEP 3                    ROOT CAUSE ANALYSIS              DATE:

STEP 4                      CONTAINMENT PLAN               DATE:

STEP 5                  CORRECTIVE ACTION PLAN             DATE:

STEP 6             VERIFICATION OF CORRECTIVE ACTION       DATE:

STEP 7                     PREVENT RECURRENCE              DATE:

STEP 8                     CONGRATULATE TEAM               DATE:

-------------------------------------------------------------------------------------------------------
CLCA#                        Status:                    Target Closure Date:       Customer Ref. No.
-------------------------------------------------------------------------------------------------------
BRC-MMDDYY                   OPEN                                                  If applicable
-------------------------------------------------------------------------------------------------------

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

                                    EXHIBIT E

                              DOAs AND MISSHIPMENTS

[*]

DOAs AND MISSHIPMENTS:

Notwithstanding the terms and conditions in Sections 7.2 and 14.2 of the Agreement, in the event that a Product is rejected and returned to Solectron by Brocade [*] because (a) such Product was [*]by, or on behalf of, Solectron (a "Misshipment"), or (b) such Product is found to be dead on arrival (a "DOA"), then Solectron shall: (i) [*] for the return of such Product; (ii) [*] such Product so that it is fully functional, meets the Specifications, and saleable as new; and (iii) [*] such Product [*] or until material [*] by Brocade, whichever is less. In addition, Solectron agrees to [*] all Misshipments and DOAs and to provide Brocade, on a regular basis, a [*] regarding such Misshipments and DOAs. The Parties agree to use their best efforts to [*] Misshipment and DOA issues and [*] processes to reduce such issues.

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Brocade Manufacturing Agreement                             BROCADE CONFIDENTIAL

                                    EXHIBIT F
                        SOLECTRON PREFERRED SUPPLIER LIST

The following is the Solectron PSL as of the Effective Date:

[TO BE ATTACHED]

Brocade Manufacturing Agreement                             BROCADE CONFIDENTIAL

                                    EXHIBIT G
                        PROCUREMENT RESPONSIBILITY TABLE

[*]

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the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                 Page 23 of 26

                                    EXHIBIT H
                          EXCESS AND OBSOLETE MATERIALS

DEFINITIONS:

"Excess Inventory" means on-hand component inventory purchased exclusively for the Brocade account that is in excess of [*] demand.

"Obsolete Inventory" means [*] inventory and [*] inventory on-order with NO [*] within the Obsolete Forecast Horizon.

"Obsolete Forecast Horizon" means a period in excess of [*] for which there is no [*] for inventory, unless otherwise mutually agreed to by Brocade and Solectron.

DISPOSITION OF EXCESS AND OBSOLETE MATERIAL

ON HAND EXCESS MATERIAL:

For Excess Inventory, Brocade will [*] such Excess Inventory (the "Inventory [*]") (by way of example only. [*]) within [*] of written notification by Solectron.

[*]

The Excess Inventory will [*] in Solectron's [*]. The value of the components will continue to show in [*] provided, however, that [*] shall be calculated by [*] of such Excess Inventory (example: [*]) from Brocade's [*]. [*]

Solectron reporting of inventory balances to Brocade shall show an itemization of inventory components that equals the [*] with a line at the bottom of the report which [*] and which shows a [*].

On a [*] basis per a mutually agreeable schedule, (1) Solectron will refresh the E&O analysis to reflect any changes in [*], (2) the parties will perform an evaluation of the reserve to cover the [*], if any, and (3) the parties shall perform a [*]. Solectron shall [*] Brocade for any [*] if overall exposure [*] [*] over [*], or alternatively, within [*] of receipt of a written accounting from Solectron, Brocade would [*] Solectron [*] to [*] if [*] [*] over [*].

For on hand inventory that is excess to [*], Brocade will [*] as obsolete material at [*] (the [*]% intended to include [*]).

OBSOLETE MATERIAL:

For Obsolete Material, Brocade will [*] within [*] of written notification of by Solectron that such material [*]. The [*] for each component to be scrapped will be the [*] of such material [*] (the [*]% intended to include [*]).

Brocade may direct Solectron to utilize all or a portion of the [*] (defined above) to [*]

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* Certain information on this page has been omitted and filed separately with
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requested with respect to the omitted portions.

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                                 Page 24 of 26

If Brocade feels there may be a future need for Obsolete Inventory, Brocade could require Solectron to [*] such [*] for up to [*] (unless a longer term is agreed to by the parties) from written notification by Solectron that such material has become Obsolete Inventory.

WAREHOUSE FEE:

[*] indicated as follows:

Penang: [*]%
Columbia: [*]%
Milpitas: [*]%

REPORTING:

Once per [*], Solectron will prepare a report that will show Brocade [*], its [*], and its [*] to a [*] demand forecast horizon. This report will itemize the parts that are [*] and [*] (no gross requirements), and will split the [*] between [*] materials.

On a [*] basis, Solectron will itemize all activity to [*]. Any increases or decreases in the [*] will be noted. Any utilization of any [*] shall be [*]. Solectron shall not make any utilizations without the written direction and authorization of Brocade. Certificates of destruction will be provided for scrap transactions, if requested by Brocade.

ENGINEERING CHANGE ORDER MANAGEMENT

For any engineering change order ("ECO") submitted by Brocade to Solectron, Solectron shall provide Brocade[*] with an exposure analysis, which exposure analysis shall [*] a comprehensive list of all [*], and the [*] Brocade, resultant from the implementation of such ECO.

Upon written approval by Brocade, Solectron shall implement such ECO. Within [*] of Solectron's implementation of such ECO, Solectron shall provide Brocade with a final analysis of the [*] due to the Brocade ECO.

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Brocade Manufacturing Agreement                             BROCADE CONFIDENTIAL

                                    EXHIBIT I
                                SOLECTRON PATENTS

[TO BE ATTACHED]

Brocade Manufacturing Agreement                             BROCADE CONFIDENTIAL

                                 Page 26 of 26